EXHIBIT 10.2
AMENDED AND RESTATED GUARANTEE AGREEMENT
AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of October 11, 2012 (this “Agreement”), among (a) RAYONIER INC., a North Carolina corporation (“Rayonier”), (b) RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), (c) RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company(“ROC”; Rayonier, TRS and ROC, each a “Guarantor” and collectively, the “Guarantors”), and (d) CREDIT SUISSE AG, acting through one or more of its affiliates or branches, as administrative agent (the “Administrative Agent”) for the Guaranteed Parties (as defined below).
Reference is made to (i) the Five-Year Revolving Credit Agreement dated as of April 21, 2011(as amended by that certain Incremental Assumption Agreement, dated as of August 20, 2011 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”), among Rayonier, TRS, ROC and Rayonier Forest Resources, L.P. (“RFR”), as borrowers, the lenders from time to time party thereto (the “Lenders”), the Issuing Banks from time to time party thereto (the “Issuing Banks”) and the Administrative Agent, and (ii) the Guarantee Agreement, dated as of April 21, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Guarantee Agreement”), among the Guarantors, RFR and the Administrative Agent.
Rayonier, TRS, ROC and RFR, as borrowers under the Original Credit Agreement, the Lenders, the Issuing Banks and the Administrative Agent desire to amend and restate the Original Credit Agreement and the Original Guarantee Agreement in their entireties pursuant to the terms of (i) the First Amendment and Restatement Agreement, dated as of the date hereof (the “First Restatement Agreement”), and (ii) the Amended and Restated Five-Year Revolving Credit Agreement attached thereto as Annex A (the “Credit Agreement”). Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement.
It is a condition precedent to the effectiveness of the First Restatement Agreement and the Credit Agreement that the Guarantors execute and deliver this Agreement.
Each of the Guarantors is a Borrower under (and as defined in) the Credit Agreement and acknowledges that it will derive substantial benefit from the making of the Revolving Credit Advances by the Lenders and the issuance of the Letters of Credit by the Issuing Banks.
Accordingly, the parties hereto agree that the Original Guarantee Agreement is amended and restated in its entirety as follows:
SECTION 1.    Guarantees. Each Guarantor unconditionally guarantees, jointly with each other Guarantor and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by each Borrower (other than itself) of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Revolving Credit Advances made to such Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by such Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of such Borrower to the Administrative Agent and each Lender under the Credit Agreement and the other Loan Documents (collectively, the “Guaranteed Parties”), whether such amounts shall have accrued prior to, on or after the Closing Date, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of each Borrower (other than itself), monetary or otherwise, under or pursuant to the Credit Agreement and the other Loan Documents, and (c) the due and punctual payment and performance of all obligations of each Borrower (other than itself), monetary or otherwise, under each Interest Rate Agreement in effect on the Closing Date to which any Lender (or an Affiliate of a Lender) is a party and each Interest Rate Agreement entered into after the Closing Date with any counterparty that is a Lender (or an Affiliate of a Lender) at the time such Interest Rate Agreement is entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the “Obligations”).
Anything contained in this Agreement to the contrary notwithstanding, the obligations of TRS and ROC hereunder, shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such obligations subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of TRS and ROC contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of TRS and ROC, as the case may be, pursuant to (i) applicable law, or (ii) any agreement providing for an equitable allocation among TRS or ROC, as the case may be, and other Affiliates of Rayonier of obligations arising under Guarantees by such parties.
Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.
SECTION 2.    Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the applicable Borrower and any other guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by, and each Guarantor hereby waives any defense arising by reason of, (a) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the applicable Borrower or any other guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to take or perfect any security interest in, or the release of, any collateral security held by or on behalf of any Guaranteed Party.
SECTION 3.    Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any collateral security held for payment of the Obligations or any balance of any deposit or other account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the applicable Borrower or any other person.
SECTION 4.    No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the applicable Borrower's Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)), including any claim of waiver, release, surrender, alteration or compromise of any of the applicable Borrower's Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of such Obligations, any law or regulation of any jurisdiction or any other event affecting any term of an Obligation or any other circumstance that might constitute a defense of the applicable Borrower or any Guarantor. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the applicable Borrower's Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of the applicable Borrower's Obligations), and each Guarantor hereby waives any defense arising by reason of any of the foregoing actions.
SECTION 5.    Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the applicable Borrower or the unenforceability of the applicable Borrower's Obligations or any part thereof from any cause or the cessation from any cause of the liability of the applicable Borrower (other than the final and indefeasible payment in full in cash of such Borrower's Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)). The Administrative Agent and the other Guaranteed Parties may, at their election, foreclose on any collateral security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such collateral security in lieu of foreclosure, compromise or adjust any part of the applicable Borrower's Obligations, make any other accommodation with the applicable Borrower or any other guarantor or exercise any other right or remedy available to them against the applicable Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the applicable Borrower's Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the applicable Borrower, any other Guarantor or guarantor, as the case may be, or any collateral security.
SECTION 6.    Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, each Guarantor hereby agrees that, upon the failure of any Borrower (other than itself) to pay any of its Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, such Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Guaranteed Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Guaranteed Party as provided above, all rights of such Guarantor against the applicable Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the respective Borrower's Obligations. In addition, any indebtedness of any Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations during the existence of an Event of Default. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right, or (ii) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the applicable Borrower's Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
SECTION 7.    Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each applicable Borrower's financial condition and assets, all other circumstances bearing upon the risk of nonpayment of such Borrower's Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
SECTION 8.    Representations and Warranties; Taxes. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement or any other Loan Document are true and correct in all material respects except for representations and warranties which by their terms refer to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except for representations and warranties which are qualified by materiality (in which case such representations and warranties shall be true and correct). Each Guarantor agrees that the provisions of Section 2.15 of the Credit Agreement shall apply equally to each Guarantor with respect to the payments made by it hereunder.
SECTION 9.    Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f), have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero or Cash Collateralized and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guaranteed Party or any Guarantor upon the bankruptcy or reorganization of any Borrower or any Guarantor or otherwise.
SECTION 10.    Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter this Agreement shall be binding upon, and inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (except in connection with any transaction permitted by Section 5.03(c) or Section 5.03(d) of the Credit Agreement) (and any such attempted assignment or transfer by any party hereto shall be null and void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
SECTION 11.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Guaranteed Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
SECTION 12.    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 13.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Credit Agreement.
SECTION 14.    Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Guaranteed Parties and shall survive the making by the Lenders of the Revolving Credit Advances and the issuance of the Letters of Credit by the Issuing Banks regardless of any investigation made by the Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Credit Advance or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, the LC Exposure does not equal zero or has not been Cash Collateralized or the Commitments and the LC Commitment have not been terminated.
(b)    In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 15.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 16.    Rules of Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.
SECTION 17.    Jurisdiction; Consent to Service of Process. (a) Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Guaranteed Party, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any

Guaranteed Party or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.
(b)    Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (a) of Section 17 of this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party hereto irrevocably consents to service of process at the address provided for notices in Section 13. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
SECTION 18.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
SECTION 19.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Guaranteed Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Guaranteed Party or any such Affiliate, to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Guaranteed Party or their respective Affiliates, irrespective of whether or not such Guaranteed Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Guarantor different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this Section 19 are in addition to other rights and remedies (including other rights of set-off) that such Guaranteed Party or their respective Affiliates may have.
SECTION 20. Original Guarantee Agreement. This Agreement shall amend and restate the Original Guarantee Agreement in its entirety, and the rights and obligations of the parties under the Original Guarantee Agreement shall be subsumed within and be governed by this Agreement.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

RAYONIER INC.

By	/s/ CARL E. KRAUS
Name: Carl E. Kraus
Title: Senior Vice President, Finance

RAYONIER OPERATING COMPANY LLC

By	/s/ CARL E. KRAUS
Name: Carl E. Kraus
Title: Senior Vice President

RAYONIER TRS HOLDINGS INC.

By	/s/ CARL E. KRAUS
Name: Carl E. Kraus
Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
By	/s/ CHRISTOPHER REO DAY
Name: Christopher Reo Day
Title: Vice President

By	/s/ TYLER R. SMITH
Name: Tyler R. Smith
Title: Associate